Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: +808-352-0749
Majuro, MH 96960 - Marshall Islands	Email: dreeder.rmi@gmail.com

Danaos Corporation

14 Akti Kondyli

185 45 Piraeus

Greece

March 19, 2020

Re: Danaos Corporation (the “Corporation”)

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Danaos Corporation, a RMI non-resident domestic corporation (the “Corporation”), in connection with the offer and sale of up to 4,849,916 common shares, par value US$0.01 (the “Securities”) that may be sold by or on behalf of certain selling stockholders of the Corporation or their donees, pledgees, transferees or other successors in interest, pursuant to a Registration Statement filed by the Corporation on Form F-3 with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, through the date hereof (the “Registration Statement”), and the prospectus (the “Prospectus”), of the Corporation included in the Registration Statement.

In connection with this opinion, we have examined such documents as may be required to issue this opinion, including the Corporation’s constitutional documents, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Securities are validly issued, fully paid and non-assessable.

Our opinion is limited to the Business Corporations Act of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Corporation, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.